ASSIGNMENT OF AGREEMENT


         This ASSIGNMENT OF AGREEMENT (this "Agreement") is made as of March 1, 1997 by and between ORTHOLOGIC CORP., a Delaware corporation ("OrthoLogic"), TORONTO MEDICAL ORTHOPAEDICS LTD., a Canada corporation and wholly-owned subsidiary of OrthoLogic ("Subsidiary") and TORONTO MEDICAL CORP., an Ontario corporation ("Toronto Medical").

         WHEREAS, OrthoLogic and Toronto Medical entered into a Purchase and Sale Agreement as of December 30, 1996, as amended (the "Purchase Agreement"), which provides, among other things, that OrthoLogic has the right to assign its rights and obligations under the Purchase Agreement to a wholly owned subsidiary of OrthoLogic; and

         WHEREAS, OrthoLogic desires to assign its rights and obligations under the Purchase Agreement to Subsidiary, a wholly owned subsidiary of OrthoLogic, and Subsidiary desires to accept the assignment of the Purchase Agreement from OrthoLogic.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree and certify as follows:

         1. OrthoLogic hereby assigns, transfers and conveys its rights and obligations under the Purchase Agreement to Subsidiary, provided, however, that such assignment, transfer and conveyance shall not release OrthoLogic from its obligations under the Purchase Agreement to Toronto Medical;

         2. Subsidiary hereby accepts the foregoing assignment and agrees with Toronto Medical to assume and be bound by the obligations of OrthoLogic set forth in the Purchase Agreement; and

         3. OrthoLogic represents and warrants to Toronto Medical that Subsidiary is a wholly owned subsidiary of OrthoLogic.
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         IN WITNESS  WHEREOF,  the undersigned have caused this Assignment to be effective on the date first set forth above.

                                           ORTHOLOGIC CORP.


                                           By: /s/ Allan M. Weinstein, Ph.D.
                                             ---------------------------------
                                                   Allan M. Weinstein, Ph.D.,
                                                   Chairman and Chief
                                                        Executive Officer

                                           TORONTO MEDICAL
                                           ORTHOPAEDICS LTD.


                                           By: /s/ Allan M. Weinstein, Ph.D.
                                             ---------------------------------
                                                   Allan M. Weinstein, Ph.D.,
                                                   President

                                           TORONTO MEDICAL CORP.


                                           By: /s/ J. P. Scheidegger
                                             ---------------------------------
                                                   Jean-Pierre Scheidegger
                                                   Vice Chairman and
                                                   Chief Operating Officer